Exhibit 4.2

NUMBER
C-

SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP [●]

Iron Dome Acquisition I Corp.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CLASS A ORDINARY SHARES

This Certifies that ________________________________ is the owner of ________________________________ FULLY PAID AND NON-ASSESSABLE CLASS A ORDINARY SHARES OF THE PAR VALUE OF U.S.$0.0001 EACH OF

Iron Dome Acquisition I Corp.

(THE “COMPANY”)

subject to the Company’s amended and restated memorandum and articles of association and transferable on the register of members of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to redeem all of its Class A Ordinary Shares if it is unable to complete a business combination within the time period set forth in the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time, or such by later date approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, all as more fully described in the Company’s final prospectus dated [●], 2025.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory	Transfer Agent
[Name:]	[Name:]
[Title:]

Iron Dome Acquisition I Corp.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the amended and restated memorandum and articles of association of the Company and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	-		Custodian
TEN ENT	- as tenants by the entireties			(Cust)		(Minor)

JT TEN	- as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received, __________________ hereby sells, assigns and transfers unto __________________

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Class A Ordinary Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint ____________ Attorney to transfer the said Class A Ordinary Shares on the register of members of the within named Company with full power of substitution in the premises.

Dated: ______
	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).

In each case, as more fully described in, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated [●], 2025, the holder(s) of this certificate shall have the opportunity to receive a pro rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering regardless of whether they abstain, vote for, or vote against, our initial business combination only in the event that (i) the Company redeems the Class A Ordinary Shares sold in the Company’s initial public offering and liquidates because it does not consummate an initial business Combination within the completion window, subject to applicable law, time period set forth in the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time, or by such later date approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, (ii) the Company redeems the Class A Ordinary Shares sold in its initial public offering in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Class A Ordinary Shares if it does not complete its initial business combination within the time period set forth in the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time, or by such later date approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, or (B) with respect to any other provision relating to the holder(s)’(s) rights or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her, its or their respective Class A Ordinary Shares represented by this certificate in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind to or in the trust account.